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                                                                    EXHIBIT 11.1

                           W-H Energy Services, Inc.

             Statement Regarding Computation of Earnings Per Share

    The following reflects the information used in calculating the number of shares in the computation of net income per share for each of the periods set forth in the Consolidated Statements of Operations and Comprehensive Income.

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

                                                                                   AVERAGE
                                                    DAYS                            SHARES                  INCOME
                                       SHARES    OUTSTANDING  SHARES X DAYS       OUTSTANDING    INCOME    PER SHARE
                                     ----------  -----------  -------------       -----------   ---------  ---------
BASIC:
Three months ended March 31, 2003    27,015,847       3          81,047,541
                                     27,020,847       7         189,145,929
                                     27,028,247       3          81,084,741
                                     27,032,647       1          27,032,647
                                     27,035,647      14         378,499,058
                                     27,038,947       3          81,116,841
                                     27,039,788      14         378,557,032
                                     27,041,438       7         189,290,066
                                     27,045,422       5         135,227,110
                                     27,046,522      14         378,651,308
                                     27,048,522       5         135,242,610
                                     27,064,466      14         378,902,524

                                                     90       2,433,797,407  /90   27,042,193   5,868,000       0.22

Three months ended March 31, 2004:   27,400,878       9         246,607,902
                                     27,401,278       7         191,808,946
                                     27,404,578      10         274,045,780
                                     27,406,228      22         602,937,016
                                     27,406,641       8         219,253,128
                                     27,418,191      22         603,200,202
                                     27,421,491      13         356,479,383

                                                     91       2,494,332,357  /91   27,410,246   4,967,000       0.18

DILUTED:
Three Months ended March 31, 2003    27,912,237       3          83,736,711
                                     27,917,237       7         195,420,659
                                     27,924,637       3          83,773,911
                                     27,929,037       1          27,929,037
                                     27,932,037      14         391,048,518
                                     27,935,337       3          83,806,011
                                     27,936,178      14         391,106,492
                                     27,937,828       7         195,564,796
                                     27,941,812       5         139,709,060
                                     27,942,912      14         391,200,768
                                     27,944,912       5         139,724,560
                                     27,960,856      14         391,451,984

                                                     90       2,514,472,508  /90   27,938,583   5,868,000       0.21

Three months ended March 31, 2004:   28,112,844       9         253,015,595
                                     28,113,244       7         196,792,707
                                     28,116,544      10         281,165,439
                                     28,118,194      22         618,600,265
                                     28,118,607       8         224,948,855
                                     28,130,157      22         618,863,451
                                     28,133,457      13         365,734,939

                                                     91       2,559,121,252  /91   28,122,212   4,967,000       0.18
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